SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): March 21, 2011


                          SYNERGY RESOURCES CORPORATION
                          -----------------------------
             (Exact name of Registrant as specified in its charter)


          Colorado                          None              20-2835920
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(State or other jurisdiction      (Commission File No.)   (IRS Employer
    of incorporation)                                      Identification No.)



                                20203 Highway 60
                           Platteville, Colorado 80651
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          (Address of principal executive offices, including Zip Code)


             Registrant's telephone number, including area code: (970) 737-1073
                                                                 --------------

                                       N/A
                         -------------------------------
          (Former name or former address if changed since last report)

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Item 2.01   Completion of Acquisition or Disposition of Assets

     On January 13, 2011 the Company entered into an agreement with an independent oil and gas exploration and production corporation which provided for the sale by the Company of oil and gas leases from the Company.

     On January 14, 2011 the Company received a down payment of $565,439 toward the final purchase price.

     The closing of the transaction took place on March 21, 2011. On that date the Company received a second payment for $4,679,078. In consideration for the payments received, the Company will assign leases covering 2,383 net acres to the independent oil and gas company.

     The oil and gas leases which were the subject of the transaction are all located in Weld and Morgan Counties, Colorado. There are no oil or gas wells on any of the leases.


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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2011


                                         SYNERGY RESOURCES CORPORATION


                                    By:  /s/ William E. Scaff, Jr.
                                         -------------------------------------
                                         William E. Scaff, Jr., Vice President


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